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                                                                    EXHIBIT 23.3

                        (RYDER SCOTT COMPANY LETTERHEAD)



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        As independent oil and gas consultants, Ryder Scott Company, L.P., hereby consents to the use of our reserve report dated as of December 31, 2001 and to all references to our firm included in or made apart of the Mission Resources Corporation's Form 10-K to be filed with the Securities and Exchange Commission on or about March 1, 2004, and to the incorporation by reference thereof into Mission Resources Corporation's previously filed Registration Statements on Form S-3 (333-111955) and Form S-8 (File Nos. 333-105169, 333-63562, 333-54798, 333-57827, 333-27707 and 333-91326).


                                             /s/ RYDER SCOTT COMPANY, L.P.

                                             RYDER SCOTT COMPANY, L.P.

Houston, Texas
March 1, 2004